SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 18, 2003

PEREGRINE SYSTEMS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware	000-22209	95-3773312

(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, San Diego, California	92130

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 481-5000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 3. Bankruptcy or Receivership.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 3. Bankruptcy or Receivership.

     As previously reported, on September 22, 2002, Peregrine Systems, Inc. (the “Company”) and Peregrine Remedy, Inc., a wholly-owned subsidiary of the Company (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case Nos. 02-12740 (JKF) and 02-12741 (JKF)). On July 8, 2003 and July 11, 2003, the Bankruptcy Court held a Confirmation Hearing on the Debtors’ Fourth Amended Plan of Reorganization, as Modified, Dated July 14, 2003 (the “Plan”). A copy of the Plan is attached as Exhibit 2.1 hereto. On July 18, 2003, the Bankruptcy Court entered its order (the “Confirmation Order”) confirming the Plan. A copy of the Confirmation Order is attached as Exhibit 2.2 hereto. A copy of the Company’s press release announcing confirmation of the Plan is attached as Exhibit 99.1 hereto.

     Capitalized terms that are not otherwise defined in this report are defined in the Plan or the Confirmation Order.

     Although the Bankruptcy Court entered the Confirmation Order on July 18, 2003, the Plan is not yet effective. The Plan and the Confirmation Order contain certain conditions precedent to the occurrence of the Effective Date of the Plan, unless waived pursuant to the Plan and the Confirmation Order. The Debtors anticipate that the Effective Date of the Plan will occur in early August 2003; however, the Company can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that additional technical amendments could be made to the Plan.

     The Plan provides for the Company to continue its operations, which will be primarily focused on its core line of business – Consolidated Asset and Service Management solutions. The Plan further provides for a financial restructuring of the Company pursuant to which certain of the Company’s debts will be paid over time.

     In addition, the Plan provides that the committee of creditors holding General Unsecured Claims (the “Committee”) shall select four persons to serve on the Company’s Board of Directors after the Effective Date of the Plan and the committee of equity security holders (the “Equity Committee”) shall select three persons to serve on the Company’s Board of Directors after the Effective Date of the Plan. The Plan provides that if on or before 90 days from the Effective Date of the Plan, any one or more of the initial directors selected by the Committee or by the Equity Committee shall resign or otherwise be unwilling or unable to serve as a director, his or her successor shall be selected by the remaining initial directors who were selected by the same committee as the departing director, or their successors.

     Holders of claims against or interests in the Company will receive cash on the Effective Date of the Plan, payments over time, or securities as described in the following table. The following is a summary of the distributions to be made under the Plan and is qualified in its entirety by the text of the Plan and the Confirmation Order:

Class	Type	Treatment

1	Priority Non-Tax Claims	Full payment on the effective date of the claim.

2A	Secured Fleet Claims	Payment of Cash on the Effective Date equal to the outstanding balance due under the Fleet Promissory Note, less $2,602,813; execution of the Fleet

Class	Type	Treatment

Collection/Repurchase Agreement; release of all liens of Fleet securing any and all Purchase Obligations except liens in and to purchased receivables not evidenced by the Fleet Promissory Note; and execution of the Fleet Mutual Release Agreement.

2B	Secured Trade Banks Claims	Payment of Cash on the Effective Date equal to the outstanding balance due under the Trade Bank Promissory Note, less $399,219; execution of the Trade Bank Collection/Repurchase Agreement; release of all liens of Trade Bank securing any and all Purchase Obligations except liens in and to purchased receivables not evidenced by the Trade Bank Promissory Note; and execution of the Trade Bank Mutual Release Agreement.

2C	Secured SVB Claims	Payment of Cash on the Effective Date equal to the outstanding balance due under the SVB Promissory Note, less $308,253; execution of the SVB Collection/ Repurchase Agreement; release of all liens of SVB securing any and all Purchase Obligations except liens in and to purchased receivables not evidenced by the SVB Promissory Note; and execution of the SVB Mutual Release Agreement.

3	Secured Equipment Finance Claims	Retain its security interest and receive 100% of its Allowed Claim over three (3) years after the Effective Date, with interest.

4	Secured Motive Claims	Payment of $9 million Cash, payable $4 million on Effective Date and $5 million through deferred cash payments over 4 years annually in arrears, without interest; delivery on Effective Date of all of Companies’ Motive Communications, Inc. stock; any security interests, trusts or other liens to be terminated, extinguished or released.

5	Other Secured Claims	At the Companies’ election, receive full Cash payment or receive back their collateral or keep their liens and have their debt cured and reinstated or otherwise have left unaltered the legal, equitable, and contractual rights to which the Holders are entitled.

6	Convenience Claims	Payment of 100% of the Allowed amount of such Claim in Cash on the Effective Date in full satisfaction of such Claim, which payment would never exceed $1,000 for any single Holder. If Class 6 Claims exceed $500,000, such Claims shall receive the same treatment as Class 8 Claims.

7	Note Claims	Each Holder of an Allowed Class 7 Claim shall receive on the Effective Date: (1) cash equal to thirty percent (30%) of the Holder’s Allowed Class 7 Claim; (2) the Holder’s Pro Rata share of the Reorganization Notes; and (3) the Holder’s Pro Rata share of the Initial Class 7 Securities. Every quarter after the Effective Date prior to the Final Stock Adjustment Distribution Date, the Stock Disbursing Agent shall make Interim Stock Adjustment Distributions to the Holders of Class 7 Claims and/or Class 9 Claims/Interests, as applicable, pursuant to the Plan; provided that distributions may be made more frequently than every quarter in the discretion of the Stock Disbursing Agent, with the consent of the Post-Emergence Equity Committee. On the Final Stock Adjustment Distribution Date, any and all remaining Reserved New PSI Common Stock shall be distributed to Holders of Class 9 Claims/Interests; provided, however, in the

Class	Type	Treatment

event that (i) Reorganized PSI determines (including, without limitation, because Holders of Claims in Class 7 may be entitled to further distributions of New PSI Common Stock under the Plan) to extend the Final Stock Adjustment Distribution Date one or more times for up to one additional year, and (ii) Reorganized PSI, the Stock Disbursing Agent and/or the Post-Emergence Equity Committee cannot agree as to the final allocation and distribution of any remaining Reserved New PSI Common Stock, any such disputes shall be resolved by the Court.

8	General Expense Claims	100% payment over 4 years after Effective Date; 20% payable on the first day of the first month after the Effective Date; 20% annually thereafter. Alternatively, the Holder of an Allowed Class 8 Claim may elect to receive a sixty percent (60%) payment on the Effective Date and a ten percent (10%) payment divided into four (4) equal installments over four (4) years.

8A	Remedy Rejection Claims	Payment of 100% of the Allowed amount of such Claim in Cash on the Effective Date with post-petition interest at the Federal judgment rate in full satisfaction of such Claim.

9	Subordinated Claims / Interests	On the Effective Date, each Holder of an Allowed Subordinated Claim/Interest shall receive its Pro Rata share of the Initial Class 9 Securities in accordance with Section V.B.10. of the Plan. In accordance with Section V.B.10. of the Plan, said Holder shall receive, as applicable, Interim Stock Adjustment Distribution(s). On the Final Stock Distribution Date, each Holder shall receive its Pro Rata share of the remaining Reserved New PSI Common Stock in accordance with Section V.B.10. of the Plan; provided, however, in the event that (i) Reorganized PSI determines (including, without limitation, because Holders of Claims in Class 7 may be entitled to further distributions of New PSI Common Stock under the Plan) to extend the Final Stock Adjustment Distribution Date one or more times for up to one additional year, and (ii) Reorganized PSI, the Stock Disbursing Agent and/or the Post-Emergence Equity Committee cannot agree as to the final allocation and distribution of any remaining Reserved New PSI Common Stock, any such disputes shall be resolved by the Court. Further, each Holder shall be entitled to receive its Pro Rata share of the Litigation Proceeds in accordance with Section VII.I. of the Plan. On the Effective Date, the Old PSI Common Stock shall be cancelled. With the exception of the Designated Stock Options, all Old PSI Common stock rights must be exercised in accordance with the notice to be sent by the Company to the relevant holders after entry of the Order Approving Disclosure Statement but in all events no later than the Ballot Deadline or be deemed cancelled and of no further force and effect.

10	Old Remedy Common Stock	Retain the Old Remedy Common Stock.

     On or promptly following the Effective Date of the Plan, there will be 15 million shares of new common stock of the Company (“New PSI Common Stock”) issued and outstanding. In addition, approximately 2,650,000 shares have been reserved for future issuance under the Company’s 2003 Equity Incentive Plan. The New PSI Common Stock will be issued as follows:

(i) an aggregate of 9,450,000 shares of New PSI Common Stock will be issued to Holders of Allowed Class 7 Claims (i.e., the Note Claims);

(ii) an aggregate of 4,950,000 shares of New PSI Common Stock (the “Initial Class 9 Securities”) will be issued to the Stock Disbursing Agent. The Stock Disbursing Agent will hold these shares until a determination of the number of shares to be distributed to each Holder of Allowed Subordinated Claims/Interests has been made by the Stock Disbursing Agent and the Post-Emergence Equity Committee. In the event the Stock Disbursing Agent and the Post-Emergence Equity Committee cannot agree on the number of such shares to be distributed, the Bankruptcy Court is empowered to make the determination; and

(iii) an aggregate of 600,000 shares of New PSI Common Stock (the “Reserved New PSI Common Stock”) will be issued to the Stock Disbursing Agent, who will distribute these shares as described below.

     Every quarter after the Effective Date prior to the Final Stock Adjustment Distribution Date, the Stock Disbursing Agent will make Interim Stock Adjustment Distributions to the Holders of Class 7 Claims and/or Class 9 Claims/Interests as follows:

(I) As of the end of a given calendar quarter, beginning October 31, 2003, if the aggregate amount of Class 8 Obligations as of such date exceeds $49 million, each Holder of an Allowed Class 7 Claim will receive its Pro Rata share of an Interim Stock Adjustment Distribution which shall be equal to (x) the aggregate amount of Class 8 Obligations in excess of $49 million, (y) divided by $16 million, (z) multiplied by 600,000 shares, less any and all shares of New PSI Common Stock distributable to such holder in prior Interim Stock Adjustment Distributions.

(II) As of the end of a given calendar quarter, beginning October 31, 2003, if the aggregate amount of Class 8 Obligations as of such date plus the aggregate amount of the additional Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by BMC Software, Inc.) were Allowed Class 8 Claims and Allowed Class 8A Claims, respectively, as of such date is less than $65 million, each Holder of an Allowed Class 9 Claim/Interest shall receive its Pro Rata share of an Interim Stock Adjustment Distribution which shall be equal to (x) the difference between $65 million and the aggregate amount of Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by

BMC Software, Inc.) as of such date were Allowed Claims, (y) divided by $16 million, (z) multiplied by 600,000 shares.

(III) If at any time the sum of the aggregate amount of all Class 8 Obligations plus the additional Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by BMC Software, Inc.) were Allowed Class 8 Claims and Allowed Class 8A Claims, respectively, at any time is less than $49 million, any and all remaining Reserved New PSI Common Stock shall be distributed Pro Rata to the Holders of Allowed Class 9 Claims/Interests.

(IV) If at any time the sum of the aggregate amount of all Class 8 Obligations is greater than $65 million, any and all remaining Reserved New PSI Common Stock shall be distributed Pro Rata to the Holders of Allowed Class 7 Claims.

     Interim Stock Adjustment Distributions shall be made at or promptly after the end of every calendar year quarter, but may be made more frequently than every quarter at the discretion of the Stock Disbursing Agent, with the consent of the Post-Emergence Equity Committee.

     On the Final Stock Adjustment Distribution Date, which shall be no later than 90 days after the two-year anniversary of the Effective Date unless Reorganized PSI determines in its discretion (including, without limitation, because Holders of Claims in Class 7 may be entitled to further distributions of New PSI Common Stock under the Plan) to extend the deadline one or more times for up to one additional year, the Stock Disbursing Agent will distribute the remainder of the Reserved New PSI Common Stock to Holders of Class 9 Claims/Interests. Notwithstanding the foregoing, in the event that (i) Reorganized PSI determines to extend the Final Stock Adjustment Distribution Date one or more times for up to one additional year (i.e., until the 90th day after the three-year anniversary of the Effective Date), and (ii) Reorganized PSI, the Stock Disbursing Agent, and/or the Post-Emergence Equity Committee cannot agree as to the final allocation and distribution of any remaining Reserved New PSI Common Stock, any such disputes shall be resolved by the Bankruptcy Court.

     Pending the completion of the distribution of the Initial Class 9 Securities and Reserved New PSI Common Stock by the Stock Disbursing Agent pursuant to the Plan, the Post-Emergence Equity Committee shall exercise all voting rights of said stock pursuant to a proxy, voting trust, voting agreement or other similar mechanism.

     A balance sheet setting forth information regarding the assets and liabilities of the Company as of February 28, 2003 is filed as Exhibit 99.2 hereto (the “Balance Sheet”) and incorporated herein by this reference. The Balance Sheet has been extracted from the unaudited financial statements filed by the Company with the Bankruptcy Court as part of its monthly operating report for February 2003.

Cautionary Statement Regarding Balance Sheet

     The Company cautions readers not to place undue reliance upon the information contained in the Balance Sheet, which contains unaudited information and is in a format prescribed by the applicable bankruptcy law. The Balance Sheet was not prepared in accordance with generally accepted accounting principles (“GAAP”) and does not accurately reflect the condition of the Company on a GAAP-basis. The Balance Sheet is not presented on a consolidated basis and therefore does not present the consolidated results of the Company and its subsidiaries. Additionally, the Company notes that certain corporate costs are paid for by the parent company for the benefit of its subsidiaries and that revenues in the Company’s industry frequently vary significantly from month-to-month and may not reflect anticipated revenue in future periods. The Balance Sheet may be subject to revision. The Balance Sheet also contains information for a period that may be shorter or otherwise different from those contained in the Company’s reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Cautionary Statement Regarding Forward Looking Statements

     This document may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding (a) the timing of the initial or any interim or final distribution, (b) the amount of cash, the number of shares of New PSI Common Stock, and the principal amount of Reorganization Notes to which creditors of the Company are entitled and (c) the amount of New PSI Common Stock that holders of claims against or interests in the Company are eligible to receive. Statements of this type are subject to significant uncertainties, a number of which are beyond the Company’s control or cannot be predicted. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, (a) the ability of the Company and others to determine the number of shares of Reserved New PSI Common Stock to be distributed by the Stock Disbursing Agent on the schedule set forth in the Plan, (b) the amount of Class 8 Obligations in the Company’s Chapter 11 proceeding, (c) any election by the Company to extend the deadline by which the final distribution of Reserved PSI New Common Stock must be made, (d) the effect of any dispute with the Post-Emergence Equity Committee or others regarding the allocation of the Initial Class 9 Securities and the Reserved New PSI Common Stock between classes of claimants and interest holders under the Plan or the number of shares of the Initial Class 9 Securities and the Reserved New PSI Common Stock distributable under the Plan; (e) the effect of rounding on a holder’s Pro Rata share of distributions and (f) other factors set forth in the Disclosure Statement in Support of Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc. dated May 29, 2003 and the Company’s filings with the United States Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

     2.1 Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy Inc., as Modified, Dated July 14, 2003.

     2.2 Confirmation Order, entered July 18, 2003, approving Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy Inc., as Modified, Dated July 14, 2003.

     99.1 Press release, dated July 18, 2003.

     99.2 Balance Sheet of Peregrine Systems, Inc. as of February 28, 2003.

*      *      *

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2003

PEREGRINE SYSTEMS, INC.

By:	/s/ Kathryn Vizas

Kathryn Vizas General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy Inc., as Modified, Dated July 14, 2003.

2.2	Confirmation Order, entered July 18, 2003, approving Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy Inc., as Modified, Dated July 14, 2003.

99.1	Press release, dated July 18, 2003.

99.2	Balance Sheet of Peregrine Systems, Inc. as of February 28, 2003.